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                                                                   EXHIBIT 3.115

                                                                         [STAMP]

                             CERTIFICATE OF ADOPTION

                                       OF

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                            UNIVERSAL MATERIALS, INC.

     Anthony W. Miller, President, and John W. Ergazos, Secretary, of Universal Materials, Inc., an Ohio corporation, with its principal office located at Canton Stark County, Ohio, do hereby certify that a special meeting of the holders of the shares of said corporation entitling them to vote on the proposal to adopt Amended Articles of Incorporation as contained in the following reselection, was duly called for such purpose and held on the 23rd day of March, 1982, at which meeting a quorum of such shareholders was present in person and that by the affirmative vote of the holders of shares entitled under the Articles of Incorporation to exercise two-thirds of the voting power of the corporation on such proposal, the following resolution was adopted;

     Resolved, That the following Amended Articles of Incorporation be and the same are hereby adopted:

                        AMENDED ARTICLE OF INCORPORATION

                                       OF

                           UNIVERSAL MATERIALS, INC.,

     FIRST. The name of said corporation is Universal Materials, Inc.

     SECOND. The place in Ohio where its principal office is located is Canton, Stark County, Ohio.

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     THIRD. The purposes of the corporation are as follows:

     (a). To carry on the business of leasing, buying, owning, holding and operating clay, brick, shale and mineral properties; to buy, sell, manufacture, produce and otherwise deal in the products thereof.

     (b). To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise, use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guaranty, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, hypothecate, encumber, transfer, assign and in all other ways dispose of, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market and in all other ways (whether like or unlike any of the foregoing) deal in, and with property of every kind and character, real, personal, or mixed, tangible, or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commission payable, and other obligations and evidences of interest in or indebtedness of any person, firm, or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and as to the kind and character of personal property, real property (improved or unimproved) and the products and avails thereof, and as character

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of interest therein and appurtenance thereof, including, but not limited to, mineral, oil, gas, and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

     (c). To acquire by purchase, subscription, underwriting, participation in syndicates, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, shares of stock, bonds, mortgages, debentures, trusts receipts, participation certificates, certificates of beneficial interests, notes and other securities, obligations, contracts, choses in action and evidence of indebtedness generally, or interest therein, of persons, corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations; to receive, collect and dispose of interest, dividends and income upon, of or from, and to exercise any and all rights and privileges of individual ownership or interest in, any of the foregoing, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to endorse or guaranty the same or become surety in respect thereof, and to aid, by loan, subsidy, guaranty or otherwise those issuing, selling, creating or responsible for the same.

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     (d). To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of any and all inventions, devices, processes and any improvements and modifications thereof, any and all letters patent of the United States or of any other country, state, territory or locality, and all rights connected therewith or appertaining thereto; any and all copyrights granted by the United States or any other country, state, territory or locality; and any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

     (e). To hire and employ agents, servants, and employees, and to act as agent, contractor, trustee, or otherwise, either alone or in company with others.

     (f). To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation, and to guaranty contracts and other obligations.

     (g). To let concessions to others to do any of the things this corporation is empowered to do, and to enter into, make, perform, and carry out contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof.

     (h). To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any

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of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation and to do all things specified in the general corporation laws of Ohio and to exercise all powers conferred by the laws of the State of Ohio on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at anytime hereafter be amended and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations, or corporations and in any part of the world.

     (i). To conduct its business in any or all of its branches so far as permitted by law, in the State of Ohio and in the other states of the United States of America, and in the territories of the United States, and in the District of Columbia and in any and all of the dependencies, colonies, or possessions of the United States of America, and in foreign countries; and for and in connection with its present business or future business enterprises.

     The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of the corporation, and the powers and purposes stated in each clause, shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall

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be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

     FOURTH. The corporation is authorized to issue two classes of shares of stock to be designated as "preferred" and "common" respectively; the total number of shares that may be issued by this corporation is 2,210 shares without par value, 442 shares to be preferred shares and 1,768 shares to be common shares. All or any part of the shares of the common and preferred capital stock may be issued by the corporation from time to time and for such consideration as may be determined upon and fixed by the board of directors, as provided by law, with due regard to the interest of existing shareholders; and when such consideration has been received by the corporation, such shares shall be deemed fully paid.

     The nature and extant of the preferences, rights, privileges, and restrictions granted to or imposed upon the holders of the respective classes of stock are as follows:

     (a). The holders of the preferred stock shall be entitled to receive from the surplus or net profits arising from the business of the corporation an annual dividend rate of 14 per cent, non-cummulative, which shall be payable out of 50 per cent of the net income of the corporation as preferred dividends up to the previously stated 14 per cent. No dividends shall, at any time

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be paid on the common stock unless the preferred shares have been paid the dividends provided above for holders of the preferred stock in full.

     (b). The holders of preferred stock shall be entitled to vote at meetings of the stockholders of the corporation with each share having one vote.

     (c). The preferred shares shall be redeemable by the corporation at any time for $1,000,00 per share.

     (d). The holders of preferred stock shall have the option to convert their preferred stock into either common stock, or after five (5) years, into promissory notes of $1,000.00 for each share converted. Such promissory notes shall be subject to payment on demand.

     (e). If the preferred stock is converted into common stock or promissory notes, or hereinabove provided, such preferred stock, when so converted, shall be cancelled and retired and shall not be re-issued as such.

     (f). In the event of liquidation or dissolution or winding up (whether voluntary or involuntary) of the corporation, the holders of the preferred stock shall be entitled to be paid the book value per share and the unpaid dividends accrued thereon before any amount shall be paid to holders of the common stock; and, after the payment to the holder of the preferred stock as provided herein, and the unpaid accrued dividends thereon, the

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the book value per share and the unpaid dividends accrued thereon before any amount shall be paid to holders of the common stock; and, after the payment to the holder of the preferred stock as provided herein, and the unpaid accrued dividends thereon, the remaining assets and funds shall be divided and paid to the holders of the common stock pro rata according to their respective shares.

     FIFTH. The corporation reserves the right at any time and from time to time, substantially to change its purposes in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of a corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the full cash value of his shares.

     SIXTH. The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders of common shares and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class.

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     This corporation shall have power and authority, upon the affirmative vote of a simple majority of its Board of Directors and without action by its shareholders, to purchase, hold, sell, transfer, reissue and cancel its own shares and provided, however, that shares of its own capital stock purchased and redeemed and held as Treasury Shares shall not be voted, directly or indirectly.

     SEVENTH. Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of the corporation organized under the General Corporation Act of said state are diminished, increased or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the time of the filing of these Amended Articles of Incorporation.

     EIGHTH. In every instance that it is or at any time hereafter may be provided or permitted by the laws of Ohio, that, by provisions in these Amended Articles of Incorporation certain powers may be conferred upon the directors of a corporation which they would not otherwise possess, or might possess only by virtue of some action by shareholders, all such powers and authority are hereby conferred upon the directors, to be exercised by the vote of a majority thereof, to the extent so provided or permitted by law, as fully as though such permissible powers were herein

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expressly enumerated and granted; and any such additional powers may also be conferred upon the directors by provision in the Code of Regulations.

     NINTH. A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transactions, contract or act of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of any firm of which such director or officer is a member or any corporation of which such director or officer is a shareholder, director or is in any way interested in such transaction, contract or act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken; nor shall such director or officer be accountable or responsible to the corporation for or in respect of any such transaction, contract or act of the corporation, or for any gains, contract, transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, were not interested in such transaction, contract or act.

     TENTH. These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation as amended.

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     In witness whereof, the said Anthony W. Miller, President, and John W.
Ergazos, Secretary, of Universal Materials, Inc., acting for and on behalf of said corporation, have hereunto, subscribed their name this third day of June, 1982.

                                                    /s/ Anthony W. Miller
                                                   ----------------------
                                                   President


                                                    /s/ John W. Ergazos
                                                   ----------------------
                                                   Secretary


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584327
                            UNITED STATES OF AMERICA,
                                 STATE OF OHIO,
                        OFFICE OF THE SECRETARY OF STATE

I, J. Kenneth Blackwell, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 11 pages, as taken from the original record now in my official custody as Secretary of State.

     WITNESS my hand and official seal at Columbus, Ohio, this 7th day of May A.D., 2001

                                                       /s/ J. Kenneth Blackwell
[SEAL]                                                 -------------------------
                                                            J. KENNETH BLACKWELL
                                                              Secretary of State

                                                       By: /s/ D. Henderson
                                                           ---------------------
    NOTICE: This is an official certification only when reproduced in red ink